UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                FORM 8-K

                             Current Report
                               Pursuant to
                           Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  October 16, 1998



                          ALLMERICA FINANCIAL CORPORATION
              (Exact name of Registrant as specified in its charter)



      Delaware                       1-13754                04-3263626
(State or other jurisdic-   Commission File Number)   (I.R.S. Employer I.D.
 tion of Incorporation)                                       Number)




               440 Lincoln Street, Worcester, Massachusetts 01653
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                               (508) 855-1000
                   (Registrant's Telephone Number including area code)



                              Page 1 of 5 pages
                           Exhibit Index on page 4


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Item 5.  Other Events.

     On October 15, 1998, Allmerica Financial Corporation announced that third quarter operating earnings will be impacted by an estimated $0.25 to $0.30 per share as a result of losses relating to increased frequency of catastrophes and lower investment income.

Pretax catastrophe losses in the property and casualty segment in the third quarter totaled $28.7 million. Catastrophe losses incurred by Hanover Insurance and Citizens Corporation, primary operating subsidiaries of Allmerica Financial Corporation, stemmed from six events totaling
$10.1 million and two events totaling nearly $18.6 million, respectively.

Pretax net investment income includes a $11.7 million loss related to three limited partnerships that primarily engaged in fixed income arbitrage. In addition, the Company has incurred realized losses of $18.5 million related to reducing the carrying value of these assets.

A copy of the press release is attached as Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 99
          Press Release dated October 15, 1998, announcing Allmerica Financial Corporation, expects $0.25 to $0.30 per share decrease in third quarter earnings as a result of losses.













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                                  SIGNATURES


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLMERICA FINANCIAL CORPORATION


                                          By:     /s/ Edward J. Parry III
                                                      Edward J. Parry III
                                            Vice President, Chief Financial
                                                 Officer, and Treasurer


Date:  October 16, 1998























                                   -3-














Exhibit Index

Exhibit 99 Press Release dated October 15, 1998, announcing Allmerica Financial Corporation, expects $0.25 to $0.30 per share decrease in third quarter for operating earnings adverse items.

























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                               EXHIBIT 99

               ALLMERICA FINANCIAL AND CITIZENS CORPORATION ANNOUNCE
                   THIRD QUARTER OPERATING EARNINGS ADVERSE ITEMS

WORCESTER, Mass., October 15, 1998 - Allmerica Financial Corporation (NYSE:AFC) today said it expects third quarter operating earnings to be adversely impacted by $0.25 to $0.30 per share of unusual losses related to increased frequency of catastrophes and lower investment
income.   The two unusual items are expected to result in 1998 third quarter operating earnings falling below both analysts' estimates and the $0.90 per share Allmerica Financial reported in the third quarter of 1997.

John F. O'Brien, president and chief executive officer said, "While we continue to gain market share in the variable products business and we are making good progress on expense reductions in the Risk Management operation, we had unusual items in the quarter which impacted current earnings."

Pretax catastrophe losses in the property and casualty segment in the third quarter totaled $28.7 million. Catastrophe losses stemmed from six events totaling $10.1 million at Hanover Insurance and two events totaling nearly $18.6 million at Citizens Corporation (NYSE:CZC. For Allmerica Financial's property and casualty operation in total, year-to-date pretax catastrophe losses stand at $82.6 million, more than double the average catastrophe experience for Allmerica Financial's property and casualty operation over the past five years.

Pretax net investment income includes a $11.7 million loss related to three limited partnerships that primarily engaged in fixed income arbitrage. In addition to operating losses from these investments, Allmerica Financial has incurred realized losses of $18.5 million related to reducing the carrying value of these assets.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.

                                 - 30 -

AF-34
10/15/1998


Contacts:          Investors:                       Media:
                   Jean Peters                  Mike Buckley
                  508)855-3599                 (508)855-3099

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